Exhibit 99.1

Rubicon Reports Third Quarter 2022 Financial Results

Third quarter Revenue grew to $185 million, 24% higher compared to the prior year period

New York, NY (November 9, 2022) – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today reported financial and operational results for the third quarter of 2022.

Third Quarter 2022 Financial Highlights

●	Revenue was $185.0 million, 24.0% higher compared to $149.2 million in the third quarter of 2021.
●	Gross Profit was $6.6 million, an increase of 16.7% versus $5.6 million generated in the third quarter of 2021.
●	Adjusted Gross Profit was $14.1 million, an increase of 18.9% versus $11.9 million generated in the third quarter of 2021.
●	Net loss was $211.1 million versus $18.1 million in the third quarter of 2021, due primarily to one-time transaction related expenses.
●	Adjusted EBITDA was negative $21.1 million versus $13.3 million in the third quarter of 2021.

Third Quarter Operational and Business Highlights

●	Revenue Net Retention[1] in the third quarter was 118.3%, compared to 109.0% in the third quarter of 2021.
●	Rubicon captured a 10.5% increase in its landfill diversion rate, going from 30.5% to 33.7% year to date.
●	In November, Rubicon signed a two-year extension and expansion of its contract with Walmart, which has been a flagship customer since 2013.
●	Rubicon was recently recognized by Amazon Web Services (“AWS”) as having achieved “Smart City Competency”, a designation that recognizes Rubicon as an AWS Partner that helps customers and the partner community build and deploy innovative smart city solutions.

“We are very proud of our achievements to date, and are excited to begin our journey as a publicly traded company,” said Phil Rodoni, CEO of Rubicon Technologies. “We believe we have built the definitive platform for eliminating waste which enables us to provide a differentiated service offering to our customers. Our core business is strong, and we are focused on accelerating the Company’s progress to profitability while driving Rubicon’s next phase of growth.”

Third Quarter Financial Results

In the third quarter, Revenue totaled $185.0 million, an increase of 24.0% from $149.2 million in the third quarter of 2021 and 12.4% from $164.6 million in the second quarter of 2022. This strong revenue growth reflected continued expansion within the Company’s existing customer base, as well as the addition of new customers.

Gross Profit in the third quarter was $6.6 million, 16.7% higher compared to the $5.6 million in the third quarter of 2021 and 20.7% higher compared to $5.5 million in the second quarter of 2022. This growth in Gross Profit was driven primarily by increased service with both new and existing customers across business lines.

In the third quarter, Adjusted Gross Profit was $14.1 million, an increase 18.9% compared to $11.9 million generated in the third quarter 2021. The result was 11.0% higher compared to $12.7 million in the second quarter of 2022. This growth was driven primarily by increased service with both new and existing customers across business lines.

[1]	Revenue Net Retention is calculated as a year-over-year comparison that measures the percentage of revenue recognized in the current quarter from customers retained from the corresponding quarter in the prior year. Rubicon believes that its Revenue Net Retention rate is an important metric to measure overall client satisfaction and the general quality of its service offerings as Revenue Net Retention is a composition of revenue expansion or contraction within Rubicon’s customer accounts.

Net loss was $211.1 million in the third quarter compared to $18.1 million in the third quarter of 2021 and $27.8 million in the second quarter of 2022. Impacts from non-recurring expenses incurred in connection with consummation of the Company’s merger (the “Mergers”) with Founder SPAC (“Founder”), a loss on a change in fair value of a forward option within a forward purchase agreement relating to the sale of certain of Founder’s shares prior to the Mergers, an increase in software expenses related to the license and strategic partnership agreement with Palantir and additional operating expenses incurred as the Company prepared to operate as a public company contributed to the result in the third quarter of 2022.

In the third quarter, Adjusted EBITDA was negative $21.1 million compared to negative $13.3 million in the third quarter of 2021, and negative $18.9 million in the second quarter of 2022. Impacts from the increase in software expenses and additional operating expenses described above contributed to the result in the third quarter of 2022.

To address cash needs and increase working capital, the Company is currently in discussions with financing sources to potentially raise new equity and recapitalize debt prior to its maturity. In parallel, management is implementing additional measures to further reduce spending and extend cash availability. Though there is no guarantee the Company will be able to successfully implement any or all of its current plans, these initiatives are intended to increase financial flexibility and push out debt maturities with the ultimate goal of realizing greater shareholder value by improving Rubicon’s financial position and future liquidity.

Strategic Focus

Rubicon is aiming to accelerate its progress to profitability, investing in its leading digital marketplace and suite of products, and further developing the strategic vision and execution plan for Rubicon’s next phase of growth. Rubicon has increased focus on operational efficiencies and working to accelerate cost reduction measures across the organization, with a goal of thoughtfully and diligently optimizing margins across the portfolio. The Company will share additional information on its “bridge to profitability” plan in the coming quarters as we continue to develop our plans.

Management Announcement

Rubicon today announced that, effective November 4th 2022, the Company’s Board of Directors has appointed Kevin Schubert as President of the Company. Kevin has served as Rubicon’s Chief Development Officer and Head of Investor Relations since August 2022, and he brings a wealth of finance, legal, and corporate development experience to his new role as President. Prior to Rubicon, Kevin has held senior executive and advisory roles with multiple public companies, including Red Rock Resorts Inc., the Las Vegas Sands Corp, and he recently held the role of Chief Financial Officer for Ocean Park Group, an early stage company focused on experiential hospitality.

Webcast Information

The Rubicon Technologies management team will host a conference call to discuss its third quarter 2022 financial results this afternoon, Wednesday, November 9, 2022, at 5pm ET. The call can also be accessed live via telephone by dialing (888) 660-6863 or for international callers (929) 203-2112, and referencing Rubicon. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event. The live webcast of the conference will also be available at https://investors.rubicon.com/events-presentations/default.aspx, on the Events and Presentations page on the Investor Relations section of Rubicon’s website..

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the Company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Non-GAAP Financial Measures

This earnings release contains “non-GAAP financial measures,” including Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted EBITDA, which are supplemental financial measures that are not calculated or presented in accordance with generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies. Definitions of these non-GAAP financial measures, including explanations of the ways in which Rubicon’s management uses these non-GAAP measures to evaluate its business, the substantive reasons why Runicon’s management believes that these non-GAAP measures provide useful information to investors and limitations associated with the use of these non-GAAP measures, are included under “Use of Non-GAAP Financial Measures” after the tables below. In addition, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included under “Reconciliations of Non-GAAP Financial Measures” after the tables below.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to meet the NYSE’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; 8) Rubicon’s execution of anticipated operational efficiency initiatives and cost reduction measures; and 9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Founder’s Registration Statement on Form S-4, as amended, filed with the SEC, and other documents Rubicon has filed, with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

rubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com

RUBICON TECHNOLOGIES, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Service	$162,789	$127,256	$437,755	$365,511
Recyclable commodity	22,194	21,952	71,640	54,251
Total revenue	184,983	149,208	509,395	419,762
Costs and Expenses:
Cost of revenue (exclusive of amortization and depreciation):
Service	157,504	122,771	423,382	351,287
Recyclable commodity	20,234	20,340	65,856	51,098
Total cost of revenue (exclusive of amortization and depreciation)	177,738	143,111	489,238	402,385
Sales and marketing	4,840	3,808	13,336	10,604
Product development	9,803	4,827	28,336	13,350
General and administrative	186,640	11,561	212,520	34,968
Amortization and depreciation	1,439	1,344	4,331	4,958
Total Costs and Expenses	380,460	164,651	747,761	466,265
Loss from Operations	(195,477)	(15,443)	(238,366)	(46,503)

Other Income (Expense):
Interest earned	1	-	1	2
Gain on forgiveness of debt	-	-	-	10,900
Gain (Loss) on change in fair value of warrant liabilities	74	-	(436)	-
Gain on change in fair value of earn-out liabilities	67,100	-	67,100	-
Loss on change in fair value of forward purchase option derivative	(76,919)	-	(76,919)	-
Excess fair value over the consideration received for SAFE	-	-	(800)	-
Other income (expense)	(1,307)	(326)	(1,994)	(730)
Interest expense	(4,578)	(2,611)	(12,264)	(7,461)
Total Other Income (Expense)	(15,629)	(2,937)	(25,312)	2,711
Loss Before Income Taxes	(211,106)	(18,380)	(263,678)	(43,792)

Income tax expense (benefit)	19	(252)	60	(961)
Net Loss	(211,125)	(18,128)	(263,738)	(42,831)
Net loss attributable to Holdings LLC unitholders prior to the Mergers	(176,384)	(18,128)	(228,997)	(42,831)
Net loss attributable to noncontrolling interests	(16,933)	-	(16,933)	-
Net Loss Attributable to Class A Common Stockholders	$(17,808)	$-	$(17,808)	$-

Loss per share - for the period from August 15, 2022 through September 30, 2022:
Net loss per Class A Common share – basic and diluted	$(0.37)
Weighted average shares outstanding, basic and diluted	48,670,776

As a result of the Mergers with Founder SPAC consummated on August 15, 2022 (the “Closing Date”), the capital structure has changed and loss per share information is only presented for the period after the Closing Date of the Mergers.

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$4,464	$10,617
Accounts receivable, net	58,662	42,660
Contract assets	62,805	56,984
Prepaid expenses	11,755	6,227
Other current assets	1,835	1,769
Total Current Assets	139,521	118,257

Property and equipment, net	2,741	2,611
Operating right-of-use assets	3,119	3,920
Other noncurrent assets	2,661	4,558
Goodwill	32,132	32,132
Intangible assets, net	11,685	14,163
Total Assets	$191,859	$175,641

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY / MEMBERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$58,498	$47,531
Line of credit	30,095	29,916
Accrued expenses	162,428	65,538
Deferred compensation expense	1,250	8,321
Contract liabilities	4,461	4,603
Operating lease liabilities, current	1,832	1,675
Warrant liabilities	100	1,380
Current portion of long-term debt, net of debt issuance costs	69,543	22,666
Total Current Liabilities	328,207	181,630

Long-Term Liabilities:
Deferred income taxes	219	178
Operating lease liabilities, noncurrent	2,340	3,770
Long-term debt, net of debt issuance costs	-	51,000
Forward purchase option derivative	8,205	-
Earn-out liabilities	7,000	-
Other long-term liabilities	517	367
Total Long-Term Liabilities	18,281	55,315
Total Liabilities	346,488	236,945

Stockholders’ (Deficit) Equity/Members’ (Deficit) Equity:
Common stock – Class A, par value of $0.0001 per share, 690,000,000 shares authorized, 49,714,239 shares issued and outstanding as of September 30, 2022	5	-
Common stock – Class V, par value of $0.0001 per share, 275,000,000 shares authorized, 115,463,646 shares issued and outstanding as of September 30, 2022	12	-
Preferred stock – par value of $0.0001 per share, 10,000,000 shares authorized, 0 issued and outstanding as of September 30, 2022	-	-
Additional paid-in capital	11,805	-
Members’ deficit	-	(61,304)
Accumulated deficit	(327,216)	-
Total stockholders’ deficit attributable to Rubicon Technologies, Inc.	(315,394)	-
Noncontrolling interests	160,765	-
Total Stockholders’ Deficit /Members’ Deficit	(154,629)	(61,304)
Total Liabilities and Stockholders’ (Deficit) Equity/ Members’ (Deficit) Equity	$191,859	$175,641

RUBICON TECHNOLOGIES, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(263,738)	$(42,831)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss (Gain) on disposal of property and equipment	23	(30)
Amortization and depreciation	4,026	4,958
Amortization of debt issuance costs	2,378	1,018
Bad debt reserve	(2,366)	3,143
Loss on change in fair value of warrant liabilities	437	-
Loss on change in fair value of forward purchase option derivative	76,919	-
Gain on change in fair value of earn-out liabilities	(67,100)	-
Excess fair value over the consideration received for SAFE	800	-
SEPA commitment fee settled in Class A Common Stock	892	-
Equity-based compensation	88,546	486
Phantom unit expense	6,783	2,907
Deferred compensation expense	1,250	-
Gain on forgiveness of debt	-	(10,900)
Deferred income taxes	41	(1,006)
Change in operating assets and liabilities:
Accounts receivable	(13,636)	(5,774)
Contract assets	(5,821)	(11,819)
Prepaid expenses	(5,528)	(1,842)
Other current assets	(131)	(328)
Operating right-of-use assets	801	633
Other noncurrent assets	354	(67)
Accounts payable	10,967	11,773
Accrued expenses	52,450	5,816
Contract liabilities	(142)	(399)
Operating lease liabilities	(1,273)	(996)
Other liabilities	150	148
Net cash flows from operating activities	(112,918)	(45,110)

Cash flows from investing activities:
Property and equipment purchases	(1,150)	(1,294)
Forward purchase option derivative purchase	(68,715)	-
Intangible asset purchases	-	(50)
Net cash flows from investing activities	(69,865)	(1,344)

Cash flows from financing activities:
Net borrowings(payments) on line of credit	179	(4,373)
Proceeds from long-term debt	-	22,254
Repayments of long-term debt	(4,500)	(1,500)
Financing costs paid	(2,000)	(800)
Warrants exercised	-	32,490
Proceeds from SAFE	8,000	-
Proceeds from the Mergers	196,778	-
Equity issuance costs	(21,827)	-
Net cash flows from financing activities	176,630	48,071

Net change in cash and cash equivalents	(6,153)	1,617
Cash, beginning of period	10,617	6,021
Cash, end of period	$4,464	$7,638

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,023	$6,119

Supplemental disclosures of non-cash investing and financing activities:
Exchange of warrant liability for Class A and Class V Common Stock	$1,717	$-
Conversion of SAFE for Class V Common Stock	$8,000	$-
Establishment of earn-out liabilities	$74,100	$-
Equity issuance costs accrued but not paid	$44,235	$-

Use of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

Adjusted Gross Profit and Adjusted Gross Profit Margin are considered non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission (the “SEC”) because they exclude, respectively, certain amounts included in Gross Profit and Gross Profit Margin calculated in accordance with GAAP. Specifically, the Company calculates Adjusted Gross Profit by adding back amortization and depreciation for revenue generating activities and platform support costs to GAAP Gross Profit, the most comparable GAAP measure. Adjusted Gross Profit Margin is calculated as Adjusted Gross Profit divided by total GAAP revenue. Rubicon believes presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors because they show the progress in scaling Rubicon’s digital platform by quantifying the markup and margin Rubicon charges its customers that are incremental to its marketplace vendor costs. These measures demonstrate this progress because changes in these measures are driven primarily by Rubicon’s ability to optimize services for its customers, improve its hauling and recycling partners’ efficiency and achieve economies of scale on both sides of the marketplace. Rubicon’s management team uses these non-GAAP measures as one of the means to evaluate the profitability of Rubicon’s customer accounts, exclusive of certain costs that are generally fixed in nature, and to assess how successful Rubicon is in achieving its pricing strategies. However, it is important to note that other companies, including companies in our industry, may calculate and use these measures differently or not at all, which may reduce their usefulness as a comparative measure. Further, these measures should not be read in isolation from or without reference to our results prepared in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude interest expense and income, income tax expense and benefit, amortization and depreciation, equity-based compensation, phantom unit expense, gain or loss on change in fair value of warrant liabilities, gain or loss on change in fair value of earn-out liabilities, gain or loss on change in fair value of forward purchase option derivative, excess fair value over the consideration received for SAFE, other non-operating income and expenses, and unique non-recurring income and expenses.

The Company has included Adjusted EBITDA because it is a key measure used by Rubicon’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Further, the Company believes Adjusted EBITDA is helpful in highlighting trends in Rubicon’s operating results because it allows for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, as well as items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Rubicon operates and capital investments. Adjusted EBITDA is also often used by analysts, investors and other interested parties in evaluating and comparing Rubicon’s results to other companies within the industry. Accordingly, the Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as Rubicon’s management team and board of directors.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may make adjustments in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents reconciliations of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP financial measures for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Total revenue	$184,983	$149,208	$509,395	$419,762
Less: total cost of revenue (exclusive of amortization and depreciation)	177,738	143,111	492,238	402,385
Less: amortization and depreciation for revenue generating activities	657	450	1,886	2,012
Gross profit	$6,588	$5,647	$18,271	$15,365
Gross profit margin	3.6%	3.8%	3.6%	3.7%

Gross profit	$6,588	$5,647	$18,271	$15,365
Add: amortization and depreciation for revenue generating activities	657	450	1,886	2,012
Add: platform support costs	6,884	5,787	19,761	16,026
Adjusted gross profit	$14,129	$11,884	$39,918	$33,403
Adjusted gross profit margin	7.6%	8.0%	7.8%	8.0%

Amortization and depreciation for revenue generating activities	$657	$450	$1,886	$2,012
Amortization and depreciation for sales, marketing, general and administrative activities	782	894	2,445	2,946
Total amortization and depreciation	$1,439	$1,344	$4,331	$4,958

Platform support costs(2)	$6,884	$5,787	$19,761	$16,026
Marketplace vendor costs(3)	170,854	137,324	469,477	386,359
Total cost of revenue (exclusive of amortization and depreciation)	$177,738	$143,111	$489,238	$402,385

(2)	Platform support costs are defined as costs to operate the Company’s revenue generating platforms that do not directly correlate with volume of sales transactions procured through Rubicon’s digital marketplace. Such costs include employee costs, data costs, platform hosting costs and other overhead costs.

(3)	Marketplace vendor costs are defined as direct costs charged by the Company’s hauling and recycling partners for services procured through Rubicon’s digital marketplace.

Adjusted EBITDA

The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net loss	$(211,125)	$(18,128)	$(263,768)	$(42,831)
Adjustments:
Interest expense	4.578	2,611	12,264	7,461
Interest earned	(1)	-	(1)	(2)
Income tax expense (benefit)	19	(252)	60	(961)
Amortization and depreciation	1,439	1,344	4,331	4,958
Equity-based compensation	88,793	122	88,977	486
Phantom unit expense	2,213	641	6,783	2,907
Deferred compensation expense	1,250	-	1,250	-
(Gain) Loss on change in fair value of warrant liabilities	(74)	-	436	-
Gain on change in fair value of earn-out liabilities	(67,100)	-	(67,100)	-
Loss on change in fair value of forward purchase option derivative	76,919	-	76,919	-
Excess fair value over the consideration received for SAFE	-	-	800	-
Nonrecurring merger transaction expenses(4)	80,712	-	80,712	-
Other expenses(5)	1,307	326	1,994	730
Gain on forgiveness of debt	-	-	-	(10,900)
Adjusted EBITDA	$(21,070)	$(13,336)	$(56,313)	$(38,152)

(4)	Nonrecurring merger transaction expenses primarily consist of management bonus payments and related accruals in connection with the Mergers.

(5)	Other expenses primarily consist of foreign currency exchange gains and losses, taxes, penalties, fees for certain financing arrangements, and gains and losses on sale of property and equipment.